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                          LOAN/STOCK PURCHASE AGREEMENT              EXHIBIT 4.6



         This Agreement is between ____________________ and ___________________.

         Amerivision Communications, Inc. has received $_________ from __________________. This $__________ is a loan to Amerivision Communications, Inc. until such time as new stock is available. Amerivision Communications, Inc. agrees to pay 10% interest on the funds until the funds are converted to stock.

         ___________________________ agrees to transfer the funds to stock at $_______ per share when new stock is available.

         This Agreement is dated _____________________.


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Witness                               By:
                                            -----------------------------------
                                      Name:
                                            -----------------------------------
                                      Title:
                                            -----------------------------------

                                      AMERIVISION COMMUNICATIONS, INC.